Exhibit 99.1

Synchronoss Technologies Board Appoints 180 Degree Capital’s Kevin Rendino as New Director

BRIDGEWATER, NJ – December 4, 2023 – Synchronoss Technologies, Inc. (“Synchronoss” or the “Company”) (Nasdaq: SNCR), a leading global provider of personal cloud software and services, today announced the appointment of Kevin Rendino as a new director, effective December 4, 2023. Mr. Rendino, Chairman and Chief Executive Officer of 180 Degree Capital Corp., is a respected leader with a distinguished career in financial services, bringing extensive expertise in capital markets, value investing, and corporate governance.

Kevin Rendino assumed the role of Chairman and CEO at 180 Degree Capital in the first half of 2017, following his appointment to its board in 2016. With over three decades of Wall Street experience, he provides a wealth of knowledge and a keen strategic mindset that will be additive to the board. Prior to his time at 180 Degree Capital, Mr. Rendino managed the Basic Value Fund at BlackRock/Merrill Lynch. Mr. Rendino previously served on the boards of both Synacor Inc., from 2019 until its sale to Centre Lane Partners in 2021, as well as TheStreet, Inc., from 2017 until its sale to The Arena Group Holdings, Inc in 2019. He has also served on the Board of Directors for Rentech Inc., and was Chairman of Partners for Health, a public charity addressing critical community health needs.

“Kevin is a highly regarded figure in the investment community, and his insights will complement the talents and experience of the Synchronoss board as we continue to focus on delivering value for our customers and shareholders,” said Stephen Waldis, Synchronoss Founder and Executive Chairman of the Board. “In Kevin’s seven years at the helm of 180 Degree Capital, he has had an impressive track record working with small cap public technology companies, and we believe Kevin will provide substantial value as we embark on the next chapter of Synchronoss’ journey.”

Mr. Rendino added: “Synchronoss is strategically positioned as a premier provider of Cloud solutions to Tier One global customers, and its recent divestiture of non-core businesses underscores the Company’s commitment to driving margin expansion and generating free cash flow from its high-performing Cloud business. I am honored to join this accomplished board of directors and look forward to contributing my experience and perspective as the Company executes its strategic vision for future growth.”

Jeff Miller, President and CEO of Synchronoss, added: “In light of our strategic shift towards a Cloud-only business, Kevin’s appointment to our board comes at an important time for Synchronoss. His extensive financial expertise and strategic acumen will be additive to our current board and helpful in guiding us toward a future of sustainable, profitable growth. We look forward to his contributions as we focus on unlocking the full potential of our Cloud operations.”

Synchronoss’ directors bring significant expertise in implementing strategic priorities across a spectrum of industries, including telecom, media, technology, and finance. Along with Mr. Rendino, Synchronoss’ board includes Stephen Waldis, Founder and Executive Chairman of Synchronoss; Jeff Miller, President and CEO of Synchronoss; Kristin S. Rinne, former Senior Vice President of AT&T; Mohan Gyani, private investor, advisor, and former CEO of AT&T Wireless Mobility Services; Laurie L. Harris, former PricewaterhouseCoopers Partner; and Martin Bernstein, Head of Private Investments at B. Riley.

Forward-Looking Statements
This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of federal securities law. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance and prospects. These statements are often, though not always made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “will,” “seek,” “estimate,” “project,” “projection,” “annualized,” “strive,” “goal,” “target,” “outlook,” “aim,” “expect,”

“plan,” “anticipate,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are based on current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations, any of which, by their nature, are uncertain and beyond our control. Accordingly, we caution you that any such forward looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Except as otherwise indicated, these forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, including the litigation by the Securities and Exchange Commission against certain former employees of the Company described in the Company’s most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, which are on file with the SEC and available on the SEC’s website at www.sec.gov.

About Synchronoss
Synchronoss Technologies (Nasdaq: SNCR), a global leader in personal Cloud solutions, empowers service providers to establish secure and meaningful connections with their subscribers. Our SaaS Cloud platform simplifies onboarding processes and fosters subscriber engagement, resulting in enhanced revenue streams, reduced expenses, and faster time-to-market. Millions of subscribers trust Synchronoss to safeguard their most cherished memories and important digital content. Explore how our Cloud-focused solutions redefine the way you connect with your digital world at www.synchronoss.com.

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Springboard
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Gateway Group, Inc.
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